UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2026

SkyWater Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40345	37-1839853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East 86th Street Bloomington, Minnesota	55425
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 851-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SKYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On January 25, 2026, SkyWater Technology, Inc., a Delaware corporation (the “Company” or “SkyWater”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IonQ, Inc., a Delaware corporation (“Parent” or “IonQ”), Iris Merger Subsidiary 1 Inc., a Delaware corporation and a wholly owned subsidiary of IonQ (“Merger Sub 1”), and Iris Merger Subsidiary 2 LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”). Pursuant to the Merger Agreement, (i) Merger Sub 1 will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “First Merger”) and (ii) immediately following the effective time of the First Merger (the “Effective Time”), the Company, as the surviving entity of the First Merger, will merge with and into Merger Sub 2, which will survive the merger as a wholly owned subsidiary of Parent (together with the First Merger, the “Mergers”).

Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time, each share of common stock, par value $0.01 per share, of the Company (each a “Company Share” and collectively, the “Company Shares”) issued and outstanding immediately prior to the Effective Time (other than Company Shares held by (x) the Company, Parent, Merger Sub 1, Merger Sub 2, or their respective direct or indirect wholly-owned subsidiaries and Company Shares for which the holder is entitled to demand and properly demands appraisal of such Company Shares pursuant to, and in compliance in all respect with, Section 262 of the Delaware General Corporation Law) will be converted into the right to receive (i) $15.00 in cash (the “Per Share Cash Consideration”) plus (ii) a number of shares of Parent common stock, par value $0.0001 per share (the “Parent Shares”), equal to the Exchange Ratio (as defined below), plus cash in lieu of any fractional shares to which such Company Share would otherwise be entitled (such cash and shares collectively, the “Merger Consideration”).

The “Exchange Ratio” means the quotient obtained by dividing (i) $20.00 by (ii) the volume weighted average price of the Parent Shares for the 20 full consecutive trading days prior to, but not including, the third business day before the closing date of the Mergers (the “Parent Trading Price”); provided, however, that (i) if the Parent Trading Price is greater than or equal to $60.13, then the Exchange Ratio shall be equal to 0.3326 shares of Parent Shares or (ii) if the Parent Trading Price is less than or equal to $37.99, then the Exchange Ratio shall be equal to 0.5265 shares of Parent Shares.

The Merger Agreement provides that:

•

At the Effective Time, each option to purchase Company Shares that is outstanding, whether vested or unvested, will automatically be converted into an option to purchase a number of Parent Shares based on the Equity Award Exchange Ratio (as defined below) at an adjusted exercise price (as determined in accordance with the formula in the Merger Agreement), and otherwise will be subject to the same terms and conditions as applied immediately prior to the Effective Time;

•

At the Effective Time, each award of restricted stock units other than a Company Director RSU Award (as defined below) that is outstanding, whether vested or unvested, will automatically be converted into a restricted stock unit award corresponding to a number of Parent Shares based on the Equity Award Exchange Ratio, and otherwise will be subject to the same terms and conditions (including any existing accelerated vesting provisions) as applied immediately prior to the Effective Time, with any related accrued but unpaid dividend equivalent rights carrying over and remaining payable in accordance with such pre-existing terms; and

•

Prior to the Effective Time, each award of restricted stock units held by a non-employee member of the Company’s board of directors (each, a “Company Director RSU Award”) that is outstanding, whether vested or unvested, will automatically become fully vested and will be settled prior to the Effective Time, and any Company Shares issued thereunder will be treated in the same manner as all other Company Shares at the Effective Time.

“Equity Award Exchange Ratio” means the sum of (i) the Exchange Ratio and (ii) the quotient, rounded to four decimal places, obtained by dividing (x) the Per Share Cash Consideration by (y) the Parent Trading Price.

The board of directors of the Company (the “Company Board”) has unanimously (i) determined that the Merger Agreement and the Transactions (as defined in the Merger Agreement) are fair to and in the best interests of the Company’s stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, (iii) directed that the adoption of the Merger Agreement be submitted to the stockholders of the Company for their approval, and (iv) resolved to recommend the adoption of the Merger Agreement by the Company’s stockholders.

The Company and Parent will use reasonable best efforts to, as promptly as practicable following the date of the Merger Agreement, but (i) no earlier than the filing with the U.S. Securities and Exchange Commission (the “SEC”) of Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and (ii) no later than 15 days after the filing with the SEC of the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2025, prepare, and Parent will file with the SEC, a Registration Statement on Form S-4, in which the Company’s proxy statement in connection with the Mergers will be included as a prospectus.

The closing of the Mergers is subject to various closing conditions, including (i) that the Merger Agreement shall have been adopted by the stockholders of the Company in accordance with the Delaware General Corporation Law (the “Company Stockholder Approval”), (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the absence of any applicable law or regulation enacted or deemed applicable to the Mergers by a governmental authority that makes consummation of the Mergers illegal and any judgment, injunction, order or decree prohibiting or enjoining the consummation of the Mergers, and (iv) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to customary materiality qualifications), and the other party’s compliance in all material respects with its covenants and agreements contained in the Merger Agreement. In addition, the parties’ obligations to consummate the Mergers are subject to the absence of any Parent Material Adverse Effect (as defined in the Merger Agreement), with respect to the Company’s obligation to consummate the Mergers, and any Company Material Adverse Effect (as defined in the Merger Agreement), with respect to Parent’s obligation to consummate the Mergers, occurring after the date of the Merger Agreement and continuing. The closing of the Mergers is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants obligating the Company, between the date of the Merger Agreement and the earlier of the Effective Time or termination of the Merger Agreement (the “Interim Period”), (i) to conduct its business in the ordinary course of business consistent with past practice and in a manner not involving the entry by the Company into businesses that are materially different from the business of the Company on the date of the Merger Agreement, (ii) not to engage in certain material transactions, (iii) to convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval and, (iv) subject to certain customary exceptions, for the Company Board to recommend that the stockholders approve the Merger Agreement, including the Mergers. The Merger Agreement also contains customary representations, warranties and covenants of Parent and the Merger Subs.

The Merger Agreement provides that, during the Interim Period, the Company and its employees, directors and representatives are generally prohibited from soliciting, initiating or knowingly encouraging or facilitating any inquiries or proposals that could reasonably be expected to lead to an Acquisition Proposal (as defined in the Merger Agreement), or from providing non-public information to, or engaging in discussions or negotiations with, any third-party regarding an Acquisition Proposal, subject to limited exceptions to allow the Company Board to comply with its fiduciary duties and applicable law. From the date of the Merger Agreement, the Company is required to terminate any existing discussions and all physical and electronic data-room access relating to potential Acquisition Proposals and to enforce existing confidentiality and similar agreements. However, prior to obtaining the Company Stockholder Approval, if the Company receives an unsolicited bona fide written Acquisition Proposal that was not obtained in breach of the provisions of the Merger Agreement, and the Company Board determines in good faith, after consulting its financial and legal advisors, that such proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined below), then the Company may furnish information to, and participate in discussions or negotiations with, the third-party, provided that the Company Board determines that failing to do so would be reasonably likely to be inconsistent with its fiduciary duties.

Prior to obtaining the Company Stockholder Approval, the Company Board may effect a “Change in the Company Recommendation” (as defined below) and/or terminate the Merger Agreement if the Company has received a bona fide written Acquisition Proposal for at least 80% of the Company’s shares or assets after the date of the Merger Agreement that did not result from a breach of the provisions of the Merger Agreement and that the Company Board determines in good faith, after consultation with its financial advisor and outside counsel, constitutes a more favorable transaction from a financial point of view to the Company’s stockholders than the Mergers and constitutes a transaction that is likely to be consummated on the terms proposed (a “Superior Proposal”) and the Company Board determines that failure to effect a Change in the Company Recommendation or terminate the Merger Agreement would be reasonably likely to be inconsistent with its fiduciary duties to the stockholders of the Company. However, the Company shall not be entitled to effect a Change in the Company Recommendation or terminate the Merger Agreement pursuant to the preceding sentence unless (i) the Company provided at least five business days’ prior written notice to Parent of the Company’s intention to take such action, (ii) the Company, if requested by Parent, will have negotiated in good faith with Parent regarding any amendment to the Merger Agreement, and (iii) the Company Board shall have considered in good faith any amendments to the Merger Agreement that Parent shall have proposed during the notice period and shall have determined in good faith, after consultation with its financial advisors and outside counsel, that the Acquisition Proposal would continue to constitute a Superior Proposal if such amendments were to be given effect. A “Change in the Company Recommendation” exists if, among other circumstances set forth in the Merger Agreement, the Company Board (i) withdraws, modifies or qualifies, or proposes publicly to withdraw, modify or qualify, in any manner adverse to Parent, the approval of the Merger Agreement, the Mergers or the Company Recommendation that the Company’s stockholders adopt and approve the Merger Agreement and the Transactions (the “Company Recommendation”), (ii) approves or recommends (or publicly proposes to approve or recommend) an Acquisition Proposal or (iii) fails to include the Company Recommendation in the Company’s proxy statement to be filed with the SEC.

The Company Board shall also be permitted to effect a Change in the Company Recommendation if (i) there is an event, development or change in circumstances that was not known by or reasonably foreseeable to the Company Board as of the date of the Merger Agreement, which event, change or development becomes known to the Company Board prior to obtaining the Company Stockholder Approval, and (ii) the Company Board determines, after consultation with its financial advisors and outside counsel, in good faith that the failure to effect a Change in the Company Recommendation in response to such event, development or change in circumstances would be reasonably likely to be inconsistent with its fiduciary duties. A Change in the Company Recommendation in the event of the foregoing circumstances does not limit the Company’s obligation to submit the Merger Agreement to the stockholders of the Company for the purpose of obtaining the Company Stockholder Approval.

The Merger Agreement contains certain termination rights for both the Company and Parent. The Merger Agreement may be terminated by (i) mutual written consent of both parties prior to the Effective Time, (ii) by either the Company or Parent if the Company Stockholder Approval is not obtained upon a vote taken at a duly held meeting of the Company’s stockholders, (iii) by either the Company or Parent if there is any law or regulation that makes consummation of the Mergers illegal or otherwise prohibited which is enacted or enforced by a governmental authority or if any judgment, injunction, order or decree enjoining or otherwise prohibiting Parent or the Company from consummating the Mergers is entered by a governmental authority and such judgment, injunction, order or decree becomes final and nonappealable, (iv) by either the Company or Parent if the Effective Time does not occur on or before January 25, 2027 (the “End Date”), subject to certain extensions as set forth in the Merger Agreement, (v) by Parent if the Company Board effects a Change in the Company Recommendation prior to receipt of the Company Stockholder Approval, (vi) by the Company if the Company Board has authorized the Company to accept a Superior Proposal prior to the receipt of the Company Stockholder Approval, (vii) by either party if there has been a breach by the other of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach would result in the failure to satisfy one or more of the conditions to the obligations of such party, and the breach is uncurable or, has not been cured within 30 days after written notice of the breach has been received by the party alleged to be in breach.

If (i) the Company shall terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal, (ii) the Parent shall terminate the Merger Agreement because the Company effects a Change in the Company Recommendation or (iii) the Merger Agreement is terminated by (x) the Company or Parent because the Company Stockholder Approval was not obtained at the Company Stockholder Meeting, (y) the Company or Parent because the End Date occurred prior to the receipt of the Company Stockholder Approval or (z) Parent due to an uncured breach of the Company’s representations, warranties or covenants and, in the case of this clause (iii), after the date of the Merger Agreement but before the date of such termination an Acquisition Proposal is made and becomes publicly known, whether or not withdrawn, prior to the Company Stockholder Meeting or the date of such termination, as applicable, then the Company shall pay to Parent a termination fee of $51,573,958.07 (such amount, the “Termination Fee”).

If the Merger Agreement is terminated by either party due to (i) the failure to consummate the Mergers prior to the End Date or (ii) a final, nonappealable judgment, injunction, order or decree under any applicable antitrust law that prohibits the consummation of the Mergers, Parent has agreed to purchase 2,857,143 newly issued shares of Company common stock (the “Investment Shares”), within 10 business days following the termination of the Merger Agreement pursuant to one of the conditions described above (the “Equity Investment”). The Equity Investment will be the Company’s sole remedy for the antitrust-related failure of the Mergers to close. The Company will use its reasonable best efforts to have the Investment Shares listed on Nasdaq. Until the earlier of (i) the second anniversary of the consummation of the Equity Investment and (ii) such time as the Parent no longer owns any Investment Shares, Parent will be subject to certain customary standstill provisions, including being restricted from seeking control or board representation, launching or supporting a takeover or other extraordinary transactions, or engaging in proxy solicitations with respect to the Company, subject to limited exceptions.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated into this Current Report on Form 8-K by reference in its entirety. The Merger Agreement has been filed as an exhibit to provide investors and stockholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or the Merger Subs. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, the Merger Subs or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and the Merger Subs in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Mergers that will be contained in, or incorporated by reference into, the proxy statement/prospectus that the Company will be filing with the SEC in connection with the Mergers, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the SEC.

Upon the closing of the Mergers, the Company Shares will be delisted from the Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934, as amended.

Voting Agreement

Simultaneously with the execution of the Merger Agreement, certain of the Company’s stockholders entered into a voting agreement with the parties to the Merger Agreement (the “Voting Agreement”) pursuant to which, among other things and subject to the terms and conditions set forth therein, each such stockholder agreed to vote all Company Shares beneficially owned by them, which in the aggregate represent approximately 19.87% of the voting power of the Company’s stock, (i) in favor of adopting the Merger Agreement and approval of the Mergers and (ii) against any competing Acquisition Proposal or any action or agreement that is in opposition to the Mergers. The Voting Agreement terminates upon certain events, including the valid termination of the Merger Agreement in accordance with its terms and the public announcement by the Company that the Company Board has withdrawn, modified or qualified, in any matter adverse to Parent, the Company Recommendation.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the form of the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this Current Report on Form 8-K by reference in its entirety.

Important Information and Where to Find It

In connection with the acquisition described in this Current Report on Form 8-K (the “Transaction”), IonQ intends to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 (the “Registration Statement”), which will include a prospectus with respect to the Parent Shares to be issued in the Transaction and a proxy statement for SkyWater’s stockholders (the “Proxy Statement/Prospectus”), and SkyWater intends to file with the SEC the Proxy Statement/Prospectus included in the Registration Statement. The definitive Proxy Statement/Prospectus (if and when available) will be mailed to stockholders of SkyWater. Each of IonQ and SkyWater may also file with or furnish to the SEC other relevant documents regarding the Transaction. This Current Report on Form 8-K is not a substitute for the Registration Statement, the Proxy Statement/Prospectus or any other document that IonQ or SkyWater may file with the SEC or mail to SkyWater’s stockholders in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF IONQ AND SKYWATER ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING IONQ, SKYWATER, THE TRANSACTION AND RELATED MATTERS. The documents filed by IonQ and SkyWater with the SEC may be obtained free of charge through the website maintained by the SEC at www.sec.gov. The documents filed by IonQ with the SEC also may be obtained free of charge at IonQ’s website at investors.IonQ.com. The documents filed by SkyWater with the SEC also may be obtained free of charge at SkyWater’s website at ir.skywatertechnology.com.

Participants in the Solicitation

IonQ, SkyWater and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SkyWater in connection with the Transaction under the rules of the SEC. Information about the interests of the directors and executive officers of IonQ and SkyWater and other persons who may be deemed to be participants in the solicitation of stockholders of SkyWater in connection with the Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus, which will be filed with the SEC. Information about SkyWater’s directors and executive officers is set forth in SkyWater’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 8, 2025, SkyWater’s Annual Report on Form 10-K for the year ended December 29, 2024 and any subsequent filings with the SEC. Information about certain of IonQ’s directors and executive officers is set forth in IonQ’s proxy statement for its 2025 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 28, 2025 and any subsequent filings with the SEC. To the extent that holdings of SkyWater’s securities by the directors and executive officers of SkyWater have changed from the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the direct and indirect interests of those persons and other persons who may be deemed participants in the Transaction may be obtained by reading the Proxy Statement/Prospectus regarding the Transaction when it becomes available. Free copies of these documents may be obtained as described above.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Transaction that are based on the Company’s current expectations or forecasts of future events, rather than past events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this Current Report on Form 8-K, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.

Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: the inability to consummate the Transaction within the anticipated time period, or at all, due to any reason, including the failure to obtain required regulatory approvals or satisfy the other conditions to the consummation of the Transaction; the risk that the Transaction disrupts our current plans and operations or diverts management’s attention from its ongoing business; the effects of the Transaction on our business, operating results, and ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom we do business; the risk that our stock price may decline significantly if the Transaction is not consummated; the nature, cost and outcome of any legal proceedings related to the Transaction; our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our fabrication facilities at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets, our ability to integrate the operations of our newly-acquired operations in Texas (“Fab 25”) with our existing operations and risks associated with operating the Fab 25 facility; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of or increase in tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; changes in local, regional, national and international economic or political conditions, including those resulting from increases in inflation and interest rates, a recession, or intensified international hostilities; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; and other factors discussed in the “Risk Factors” section of the Annual Report on Form 10-K the Company filed with the SEC on March 14, 2025 and the Quarterly Reports on Form 10-Q the Company filed with the SEC on August 07, 2025, and November 12, 2025, and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 25, 2026, among IonQ, Inc., Iris Merger Subsidiary 1 Inc., Iris Merger Subsidiary 2 LLC and SkyWater Technology, Inc.

10.1	Voting Agreement, dated as of January 25, 2026, by and among IonQ, Inc., Iris Merger Subsidiary 1 Inc., Iris Merger Subsidiary 2 LLC, SkyWater Technology, Inc. and certain stockholders of SkyWater Technology, Inc.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

*

The schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWater Technology, Inc.

Date: January 26, 2026	/s/ Thomas J. Sonderman
	Name:	Thomas J. Sonderman
	Title:	Chief Executive Officer